Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

August 11, 2004

Investor Relations Contacts:
EPOCH Financial	(888) 917-5109
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns, Inc. Reports Second Quarter 2004 Financial Results

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a leading hotel company, and owner and operator of Jameson Inn and Signature Inn hotels, today announced financial results for the quarter ended June 30, 2004.

Recent Highlights

•	On July 26, 2004, the Company completed a common stock offering, raising $77.1 million in net proceeds, which will be used to fully redeem its Series A and Series S Preferred Stock.

•	On July 26, 2004, the Company gave notice of redemption to the shareholders of its Series A and Series S Preferred Stock that each series of preferred stock will be redeemed on August 25, 2004.

•	The Company’s debt reduction plans continued, as long term debt has been paid down by $10 million so far this year.

•	The Company entered into binding contracts to sell three 40 room exterior corridor Jameson Inns during the third quarter of 2004 and the Company expects to enter into licensing agreements with the purchasers of two of these properties upon disposition.

•	For the three months ended June 30, 2004, the Jameson Inn brand increased RevPAR approximately 2.3% and the Company increased RevPAR by approximately 0.9% over the same period in 2003.

2004 Second Quarter Results

The Company reported a net loss from continuing operations attributable to the common stockholders of ($563,000) or ($0.04) per share for second quarter 2004 versus a net loss of ($333,000) or ($0.02) per share of common stock for pro forma second quarter 2003. The 2003 unaudited pro forma comparisons referred to through-out this press release assume the Company’s acquisition of Kitchin Hospitality, LLC had occurred on January 1, 2003. These unaudited pro forma results of operations do not purport to represent what the Company’s actual results of operations would have been if the acquisition had occurred on January 1, 2003 and should not serve as a forecast of the Company’s results for future periods. Additionally, these pro forma results of operations exclude any adjustments related to the Company’s common stock offering on July 26, 2004.

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During second quarter 2004, the Company earned lodging revenues of approximately $24.3 million compared to pro forma lodging revenues of approximately $25.1 million in second quarter 2003. This decrease is due to fewer rooms available to rent during the current period and a decrease in other hotel revenues, partially offset by an increase in RevPAR.

•	The Jameson Inn occupancy rate increased slightly to 59.0% during second quarter 2004 from 58.8% in the same period in 2003. ADR on the Jameson Inn brand increased 2.0% in the second quarter 2004 as compared to the same period in 2003. The increase in occupancy and ADR resulted in a RevPAR increase of 2.3%.

•	The Signature Inn occupancy rates decreased to 42.7% in second quarter 2004 from 47.3% in second quarter 2003. ADR on the Signature brand increased to $64.14 during the second quarter 2004 from $59.89 in the second quarter 2003, an increase of 7.1%. The decline in occupancy and the increase in ADR resulted in a RevPAR decline of 3.4%.

2004 Six-Month Results

The Company reported a net loss from continuing operations attributable to the common stockholders of ($8,408,000) or ($0.64) per share for the six months ended June 30, 2004 versus a net loss of ($3,615,000) or ($0.27) per share of common stock for pro forma six months ended June 30, 2003.

During the first six months of 2004, the Company’s lodging revenues were approximately $44.8 million compared to pro forma lodging revenues of approximately $45.4 million for the first six months of 2003. This decrease is due to fewer rooms available to rent during the current period and a decrease in other hotel revenues, partially offset by an increase in RevPAR.

•	During the first six months of 2004, the occupancy rate for the Jameson brand increased to 55.7% from 54.7% during the first six months of 2003. ADR on the Jameson brand increased approximately 1.0% in the first six months of 2004 compared to the same period in 2003. The increase in occupancy and ADR resulted in a 2.6% increase in RevPAR.

•	During the first six months of 2004, the Signature Inn brand increased ADR to $62.74 from $59.79 in the first six months of 2003, an increase of 4.9%. Occupancy rates for Signature decreased to 37.3% in the first six months of 2004 from 41.1% in the first six months of 2003. The decline in occupancy and the increase in ADR resulted in a RevPAR decline of 4.8%.

As a result of the acquisition of Kitchin Hospitality, the former lessee of the Company’s properties, lease termination costs of approximately $9.0 million were expensed in first quarter 2004. Effective January 1, 2004, the Company relinquished its status as a real estate investment trust for federal income tax purposes and became a taxable C-corporation. As a REIT, the Company did not record income taxes or related deferred taxes for financial reporting purposes. A deferred tax benefit of approximately $1.4 million was recorded to establish its initial deferred tax asset resulting from the difference in basis of its assets and liabilities for financial reporting and income tax purposes as a result of the change in taxable status.

Reconciliation of Net Loss to EBITDA

The Company considers EBITDA to be an indicator of operating performance because it can be used to measure its ability to service debt, fund capital expenditures and expand its business. EBITDA is defined as income before interest expense, income tax expense, depreciation and amortization and certain non-recurring items. The lease termination costs incurred in the first quarter 2004 meet the definition of “non-recurring” in relevant SEC guidelines.

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This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the Company’s overall financial performance. The Company’s calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(dollars in thousands)
Net (loss) income attributable to common stockholders	$(555)	$(263)	$(8,634)	$(2,546)

Depreciation(1)	3,663	4,495	7,426	9,222

Lease termination	—	—	8,954	—

Interest expense(1)	2,908	3,175	5,901	6,482

Income tax expense (benefit)(1)	747	—	(2,857)	—

Preferred dividends	1,667	1,667	3,334	3,334

EBITDA	$8,430	$9,074	$14,124	$16,492

(1)	Including amounts related to discontinued operations.

The items listed below have not been included in the above calculation of EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(dollars in thousands)
Gain on disposal of real estate	$—	$—	$(293)	$(3)
Early extinguishments of mortgage notes	—	—	9	106

	$—	$—	$(284)	$103

Recent Offering

In July 2004, the Company raised net proceeds of approximately $77.1 million from the issuance of 43,000,000 shares of common stock. This offering significantly improves the Company’s balance sheet and cash flow, as the net proceeds will be utilized to redeem all of the Company’s outstanding Series A and Series S preferred stock. The redemption will take place on August 25, 2004.

As a result of the preferred stock redemption, the Company will no longer pay the $6.7 million annual preferred dividends. The Company intends to use this increased cash flow to convert the Signature Inns to the more recognizable Jameson Inns brand over the next two to three years. The Company has developed a capital improvement plan designed to improve, upgrade and re-brand these Inns. The total cost of this program is expected to be approximately $20.0 million. The Company may sell some of its Signature Inns instead of converting them to Jameson Inns, which would reduce the overall costs of the re-branding program.

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Thomas W. Kitchin, Jameson Inns’ Chairman and Chief Executive Officer, said, “We are pleased to have completed the offering. Now that we have cleaned up our corporate structure and significantly improved our balance sheet, we are in a position to execute our business plan. As economic conditions improve and as we refurbish and re-brand our Signature assets, we expect strong revenue growth over the next few years. We will be a much stronger regional brand with over 120 Jameson Inns in 14 states.”

Debt Structure

At June 30, 2004, the Company had long term indebtedness of $204 million compared to $214 million at December 31, 2003 and $217 million at June 30, 2003. Approximately $192 million of the Company’s total outstanding indebtedness is based on interest rates that adjust during the next 12 months in accordance with the following schedule:

Adjustment Date	Amount (in millions)	Weighted Average Interest Rate
July 2004	$48.6	5.5%
September 2004	4.3	7.5%
October 2004	21.0	5.3%
January 2005	35.7	5.0%
February 2005	19.9	5.4%
March 2005	4.7	4.3%
April 2005	35.2	4.5%
May 2005	3.1	4.5%
Daily	19.6	4.0%

Total	$192.1

During the six months ended June 30, 2004, the weighted average interest rate on the Company’s debt was 5.2% compared to 5.4% during the same period in 2003, a reduction of 20 basis points. The Company anticipates that total scheduled principal repayments made during the full year 2004 will be approximately $10.6 million. Additionally, the Company expects to further reduce its outstanding indebtedness in connection with the sale of the three properties currently under contract to be sold in the third quarter of 2004.

Inns

At June 30, 2004, the Company owned and operated 116 Inns, of which 93 are Jameson Inns, located predominantly in the southeastern United States and 23 are Signature Inns, located predominantly in the mid-western United States. The Company currently has sales contracts in place to dispose of three Inns in third quarter 2004. It also licenses the use of the Jameson Inn brand to the owners of ten other Jameson Inns.

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The Company’s owned and franchised Inns are located in the following fourteen states:

	Jameson Inns		Signature Inns		Combined Brands
State	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Percentage of Total Rooms
Georgia	32	1,638	—	—	32	1,638	19.8%
Indiana	—	—	14	1,518	14	1,518	18.4%
Alabama	18	960	—	—	18	960	11.6%
Tennessee	11	656	1	124	12	780	9.4%
N. Carolina	14	676	—	—	14	676	8.2%
S. Carolina	10	574	—	—	10	574	7.0%
Florida	6	390	—	—	6	390	4.7%
Illinois	—	—	3	371	3	371	4.5%
Mississippi	6	348	—	—	6	348	4.2%
Kentucky	1	67	2	238	3	305	3.7%
Ohio	—	—	2	250	2	250	3.0%
Louisiana	3	213	—	—	3	213	2.6%
Virginia	2	122	—	—	2	122	1.5%
Iowa	—	—	1	119	1	119	1.4%

Total	103	5,644	23	2,620	126	8,264	100.0%

During the first six months of 2004, the Company invested approximately $1.5 million into renovation and refurbishment upgrades on existing Inns. The Company plans to spend approximately $2.9 million during the remaining six months of 2004 on refurbishment and renovation projects of existing Inns.

2004 Full Year Guidance

The Company expects RevPAR for full year 2004 to grow between 1.0% to 5.0% over 2003. Based on the Company’s current number of hotels, the Company expects EBITDA to be between $31 and $34 million for the year. However, as previously indicated, the Company expects to close on the sale of three Inns, and may seek to sell other under-performing hotels by the end of the year. Such sales will have a negative impact on total EBITDA, as the Company expects any net proceeds from such sales will be utilized to reduce outstanding indebtedness. Historically, the Company has given FFO per share guidance; however, since FFO is typically a measure of performance used in the REIT industry, and since the Company has relinquished its REIT status, the Company believes that it is more appropriate to provide guidance based on EBITDA.

Earnings Conference Call

The Company’s second quarter earnings conference call is scheduled for 11:00 am EDT today, August 11, 2004. You may listen to a simultaneous webcast of the conference call by accessing the Investor section of the Company’s website at www.jamesoninns.com. To listen to the call, dial 877-462-0700 (domestic) or 706-679-3971 (international) and ask for the Jameson Inns, Inc. second quarter earnings conference call hosted by Mr. Tom Kitchin. A replay of the conference call will be available for thirty days following the call on www.jamesoninns.com and by telephone until August 18, 2004 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and requesting conference ID 9045075.

For more information about Jameson Inns, Inc., visit the Company’s website at www.jamesoninns.com.

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Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the Company’s expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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Condensed Income Statement Data (unaudited)

	Three Months Ended June 30,
	Pro Forma
	2004	2003	2003
Lodging revenues	$24,008,594	$24,396,012	$—
Lease revenues	—	—	10,870,861
Other income	95,287	60,078	—

Total revenues	24,103,881	24,456,090	10,870,861
Direct lodging expenses	12,474,437	11,650,565	—
Property and other taxes and insurance	1,532,077	1,505,875	1,505,875
Depreciation	3,622,834	4,394,637	4,381,837
Corporate general and administrative	1,782,332	1,644,850	736,500

Total expenses	19,411,680	19,195,927	6,624,212
Income from operations	4,692,201	5,260,163	4,246,649
Interest expense	2,862,182	3,052,235	3,052,235
Gain on sale of property and equipment	11,708	—	—

Income before income taxes and discontinued Operations	1,841,727	2,207,928	1,194,414
Income tax expense	(737,951)	(873,456)	—

Net income from continuing operations	1,103,776	1,334,472	1,194,414
Income from discontinued operations, net of income tax benefit of $12,135 for 2004	8,789	—	209,669

Net income	1,112,565	1,334,472	1,404,083
Preferred stock dividends	1,667,169	1,667,190	1,667,190

Net loss attributable to common stockholders	$(554,604)	$(332,718)	$(263,107)

Net loss attributable to common stockholders per share- basic and diluted	$(0.04)	$(0.02)	$(0.02)

	Three Months Ended June 30,
Selected Hotel Operating Data	2004	2003
Jameson Inns
Owned Inns:
Occupancy Rate	59.0%	58.8%
Average Daily Rate	$59.48	$58.31
RevPAR	$35.09	$34.29
Lodging revenues (000’s)	$17,397	$17,392

Signature Inns
Owned Inns:
Occupancy Rate	42.7%	47.3%
Average Daily Rate	$64.14	$59.89
RevPAR	$27.36	$28.32
Lodging revenues (000’s)	$6,925	$7,683

Combined Inns
Owned Inns:
Occupancy Rate	53.6%	54.8%
Average Daily Rate	$60.72	$58.78
RevPAR	$32.52	$32.22
Lodging revenues (000’s)	$24,322	$25,075

The tables above show certain historical financial and other information for the Company’s owned Inns. These statistics exclude results related to the Company’s ten franchised Inns and include results related to discontinued operations.

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Condensed Income Statement Data (unaudited)

	Six Months Ended June 30,
	Pro Forma
	2004	2003	2003
Lodging revenues	$43,977,235	$44,118,162	$—
Lease revenues	—	—	20,293,797
Other income	202,704	155,680	—

Total revenues	44,179,939	44,273,842	20,293,797
Direct lodging expenses	24,054,010	23,174,500	—
Property and other taxes and insurance	3,038,090	3,126,852	3,126,852
Depreciation	7,345,146	9,038,346	8,986,395
Corporate general and administrative	3,464,001	3,093,420	1,429,480
Early extinguishment of mortgage notes	9,419	106,386	106,386

Total expenses	37,910,666	38,539,504	13,649,113
Income from operations	6,269,273	5,734,338	6,644,684
Interest expense	5,787,770	6,235,016	6,235,016
Lease termination	8,954,361	—	—
Gain on sale of property and equipment	28,251	35,921	35,921

(Loss) income before income taxes and discontinued operations	(8,444,607)	(464,757)	445,589
Deferred tax benefit due to change in taxable status	(1,397,672)	—	—
Income tax benefit	(1,522,195)	(183,858)	—

Net (loss) income from continuing operations	(5,524,740)	(280,899)	445,589
(Loss) income from discontinued operations, net of income tax benefit of $12,135 for 2004	(3,513)	—	339,838
Gain on sale of discontinued operations, net of income tax expense of $64,689 for 2004	228,846	—	3,411

Net (loss) income	(5,299,407)	(280,899)	788,838
Preferred stock dividends	3,334,359	3,334,380	3,334,380

Net loss attributable to common stockholders	$(8,633,766)	$(3,615,279)	$(2,545,542)

Net loss attributable to common stockholders per share- basic and diluted	$(0.64)	$(0.27)	$(0.23)

Selected Hotel Operating Data	Six Months Ended June 30,
	2004	2003
Jameson Inns
Owned Inns:
Occupancy Rate	55.7%	54.7%
Average Daily Rate	$58.75	$58.33
RevPAR	$32.72	$31.89
Lodging revenues (000’s)	$32,712	$32,012

Signature Inns
Owned Inns:
Occupancy Rate	37.3%	41.1%
Average Daily Rate	$62.74	$59.79
RevPAR	$23.42	$24.60
Lodging revenues (000’s)	$12,071	$13,423

Combined Inns
Owned Inns:
Occupancy Rate	49.6%	50.0%
Average Daily Rate	$59.76	$58.75
RevPAR	$29.61	$29.36
Lodging revenues (000’s)	$44,783	$45,435

The tables above show certain historical financial and other information for the Company’s owned Inns. These statistics exclude results related to the Company’s ten franchised Inns and include results related to discontinued operations.

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Condensed Balance Sheet Data

	(Unaudited)	(Audited)
	June 30, 2004	December 31, 2003
Cash	$3,204,377	$3,549,083
Restricted cash	1,401,682	1,642,038
Accounts receivable, net	2,088,834	—
Other receivables	322,169	3,438,811
Inventory	1,366,494	—
Deferred tax asset	2,848,410	—
Deferred finance costs, net	1,993,119	2,227,570
Other assets, net	2,688,985	1,297,808
Property and equipment, net	287,114,065	297,116,190

Total Assets	$303,028,135	$309,271,500

Current maturities of mortgage notes payable	$37,407,994	$29,952,622
Line of credit borrowings	2,030,675	10,675
Accounts payable	3,425,616	1,102,614
Accrued interest payable	906,028	968,627
Accrued property and other taxes	2,208,193	1,642,831
Accrued payroll	997,158	—
Preferred stock dividends payable	1,667,732	1,667,612
Mortgage notes payable – long term	166,803,755	183,858,821
Total shareholders’ equity	87,580,984	90,067,698

Total Liabilities and Stockholders’ Equity	$303,028,135	$309,271,500